Exhibit 10.5

KIMCO REALTY CORPORATION

2020 EQUITY PARTICIPATION PLAN

RESTRICTED STOCK AWARD GRANT NOTICE

Kimco Realty Corporation, a Maryland corporation, (the “Company”), pursuant to its 2020 Equity Participation Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), a Restricted Stock Award (the “Award”). This Award is subject to all of the terms and conditions set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Award Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Award Agreement.

Participant:	[____________]
Award Date:	[____________]
Vesting Commencement Date:	[____________]
Total Number of Shares of Common Stock Subject to the Award:	[____________] shares
Vesting Schedule:	[To be specified in individual award agreement]

Award Acceptance:

The Participant may accept the Award and agree to be bound by the terms and conditions of the Plan, the Restricted Stock Award Agreement and this Grant Notice by electronically acknowledging and accepting the Award in the manner prescribed by the Company following the date of the Company’s electronic or other written notification to the Participant of the grant of the Award (the “Notification Date”).

In addition, the Participant will be deemed to have accepted the Award and agreed to be bound by the terms and conditions of the Plan, the Restricted Stock Award Agreement and this Grant Notice, unless the Participant informs the Company in writing within 30 days immediately following the Notification Date that the Participant wishes to reject the Award. Failure to notify the Company in writing of the Participant’s rejection of the Award during this 30-day period will result in the Participant’s acceptance of the Award and the Participant’s agreement to be bound by the terms and conditions of the Plan, the Restricted Stock Award Agreement and this Grant Notice.

The Participant will accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Award Agreement. If the Participant wishes to file a Section 83(b) Election, as described in Section 3.6 of the Restricted Stock Award Agreement, the Participant must do so within 30 days of the Award Date.

Kimco Realty Corporation:                         Participant:

________________________                         ________________________

[____________]                         Name:

[____________]

exhibit a

TO RESTRICTED STOCK AWARD GRANT NOTICE

KIMCO REALTY CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, Kimco Realty Corporation, a Maryland corporation (the “Company”) has granted to the Participant a restricted stock award (the “Award”) under the Kimco Realty Corporation 2020 Equity Participation Plan, as amended from time to time (the “Plan”).

WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Administrator appointed to administer the Plan has determined that it would be to the advantage and best interest of the Company and its shareholders to award shares of Restricted Stock to the Participant pursuant to the terms and conditions set forth herein to the Participant as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to grant said Restricted Stock;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

Section 1.1     “Award” shall have the meaning set forth in Section 2.1.

Section 1.2     “Award Date” shall mean the date of this Agreement as set forth in the Grant Notice.

Section 1.3     “Cause” shall mean (a) conviction of a crime (including conviction on a nolo contendere plea) involving the commission by the Participant of a felony or of a criminal act involving, in the good faith judgment of the Company, fraud, dishonesty, or moral turpitude; (b) the Participant’s deliberate and continual refusal to perform employment duties reasonably requested by the Company or an Affiliate after thirty (30) days’ written notice by certified mail of such failure to perform, specifying that the failure constitutes cause (other than as a result of vacation, sickness, illness or injury); (c) prior to the occurrence of a Change in Control, the Participant’s continued unsatisfactory performance and/or behavior following issuance of progressive performance warnings and reasonable time to improve; (d) fraud or embezzlement by the Participant determined in accordance with the Company’s normal, internal investigative procedures consistently applied in comparable circumstances; (e) the Participant’s misconduct or negligence in connection with the business of the Company or an Affiliate which has a substantial adverse effect on the Company or the Affiliate; (f) a breach of fiduciary duty by the Participant to the Company; or (g) the Participant’s violation of any of the Company policies prohibiting harassment or discrimination in the workplace. Determination of Cause shall be made by the Administrator in its sole discretion.

Section 1.4     “Company” shall mean Kimco Realty Corporation, a Maryland corporation. In addition, “Company” shall mean any corporation assuming or issuing new restricted stock in substitution for the Restricted Stock awarded under the Plan.

Section 1.5     “Disability” shall mean that the Participant suffers from a physical or mental condition which, in the reasonable judgment of a physician selected by the Company, prevents the Participant from performing the Participant’s usual and customary duties for the Company, with or without reasonable accommodation, and is expected to result in death or can be expected to last for a continuous period of not less than twelve months. The Participant’s receipt of disability benefits for a period of not less than three months under the Company’s long-term disability benefits plan or receipt of Social Security disability benefits shall be deemed conclusive evidence of Disability for purposes of this Agreement.

Section 1.6     “Exchange Act” shall have the meaning set forth in Section 4.6.

Section 1.7     “Grant Notice” shall have the meaning set forth in the Preamble hereto.

Section 1.8           “Participant” shall have the meaning set forth in the Grant Notice.

Section 1.9     “Plan” shall have the meaning set forth in the Preamble hereto.

Section 1.10     “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 4.2 and the exposure to forfeiture set forth in Section 3.1.

Section 1.11     [“Retirement” of a Participant shall mean the Participant’s Termination of Service on or after the Participant’s sixty-fifth birthday or the Participant’s completion of thirty full (not necessarily consecutive) years of [employment][service] with the Company.]

Section 1.12     “Secretary” shall mean the Secretary of the Company.

Section 1.13     “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

Section 1.14     “Vesting Commencement Date” shall mean the Vesting Commencement Date as set forth in the Grant Notice.

Section 1.15     “83(b) Election” shall have the meaning set forth in Section 3.6.

ARTICLE II.
RESTRICTED STOCK AWARD

Section 2.1     Award of Restricted Stock. In consideration of the Participant’s past and/or continued [employment with or] service to the Company or any Affiliate, and for other good and valuable consideration which the Administrator has determined exceeds the aggregate par value of the shares of Common Stock subject to the Award, as of the Award Date, the Company issues to the Participant the Award described in this Agreement (the “Award”). The number of shares of Restricted Stock subject to the Award is set forth in the Grant Notice.

Section 2.2     Award Subject to Plan. The Award granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article 12 thereof.

ARTICLE III.
RESTRICTIONS

Section 3.1     Forfeiture. Any Award which is not vested upon the Participant’s Termination of Service shall thereupon be forfeited immediately and without any further action by the Company.

Section 3.2     Vesting and Lapse of Restrictions. Subject to Sections 3.1 and 3.3, the Award shall vest and Restrictions shall lapse [vesting schedule to be specified in the individual agreement], provided, that the Participant remains continuously [employed] in active service [by][with] the Company during the period beginning on the Award Date and ending on the [_______] anniversary of the Vesting Commencement Date.

Section 3.3     Acceleration of Vesting. Notwithstanding Sections 3.1 and 3.2: (a) the Award shall become fully vested in the event of a Termination of Service resulting from the Participant’s Disability or death [or, with the consent of the Administrator, the Participant’s Retirement]; and (b) the Award may become vested in accordance with Section 12.2 of the Plan, provided that “cause” shall have the meaning set forth in Article I of this Agreement. In connection with the foregoing, the Administrator may make such determinations and adopt such rules and conditions as it, in its sole discretion, deems appropriate in connection with such acceleration of vesting, including, but not limited to, provisions to ensure that any such acceleration of vesting shall be conditioned upon the consummation of any corporate transaction described in Section 12.2 of the Plan.

Section 3.4     Legend; Escrow; Book-Entry. Shares of Restricted Stock awarded pursuant to this Agreement shall be held in escrow by the Secretary of the Company or such other escrow holder as the Administrator may appoint and shall not be delivered to the Participant or the Participant’s legal representative until all Restrictions lapse or shall have been removed pursuant to this Agreement. Until such time as the Shares are delivered pursuant to Section 3.5, such escrow holder shall retain physical custody of the stock certificates, if any, representing the Restricted Stock, which stock certificates shall, until such time, bear the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT, DATED [_____ ], BY AND BETWEEN KIMCO REALTY CORPORATION AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”

Notwithstanding the foregoing or any other provision of this Agreement, shares of Restricted Stock awarded pursuant to this Agreement may be evidenced in such manner as the Administrator shall determine, consistent with the Plan (including without limitation via book entry procedures). Book entries evidencing shares of Restricted Stock awarded pursuant to this Agreement shall reference a legend in substantially the form set forth in this Section 3.4.

Section 3.5     Delivery of Shares; Tax Withholding.

(a)     Subject to Section 3.5(b), upon the vesting of the shares of Restricted Stock as provided in Section 3.2, the Company shall cause the vested Shares to be delivered to the Participant or the Participant’s legal representative, free from the legend provided for in Section 3.4 and any of the other Restrictions. Such vested Shares shall cease to be considered Restricted Stock subject to the terms and conditions of this Agreement. Such delivery of the Shares shall be made by a transfer of the certificates representing such Shares, by appropriate book entry procedures or by such other method as may be determined by the Administrator consistent with the Plan.

(b)     Notwithstanding Section 3.5(a), vested Shares shall not be delivered to the Participant or the Participant’s legal representative unless and until the Participant or the Participant’s legal representative shall have paid to the Company the full amount of all federal and state withholding or other taxes applicable to the taxable income of the Participant resulting from the grant of Restricted Stock or the lapse or removal of the Restrictions.

Section 3.6     Section 83(b) Election. The Participant understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount, if any, paid for the shares of Common Stock and the Fair Market Value of such shares at the time the Restrictions on such shares lapse. The Participant understands that, notwithstanding the preceding sentence, the Participant may elect to be taxed at the time of the Award Date, rather than at the time the Restrictions lapse, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days of the Award Date. In the event the Participant files an 83(b) Election, the Participant will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the shares of Common Stock and the Fair Market Value of such shares as of the Award Date. The Participant acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the award of Restricted Stock hereunder, and does not purport to be complete. THE Participant further acknowledges that the Company is not responsible for filing the Participant’s 83(b) Election, and the Company has directed THE Participant to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which THE Participant may reside, and the tax consequences of THE Participant’s death.

ARTICLE IV.
OTHER PROVISIONS

Section 4.1     Restricted Stock Not Transferable. No Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 4.1 shall not prevent transfers by will or by applicable laws of descent and distribution.

Section 4.2     Rights as Stockholder. Except as otherwise provided herein, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 3.4, the Participant shall have all the rights of a stockholder with respect to said shares, subject to the Restrictions herein, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares or Restricted Stock; provided, however, that any and all shares of Common Stock received by the Participant with respect to such Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization shall also be subject to the Restrictions until the Restrictions on the underlying shares of Restricted Stock lapse or are removed pursuant to this Agreement.

[Section 4.3     Non-Solicitation.

(a)     During the Participant’s active period of employment with the Company or any of its Affiliates and during the two year period immediately following the Participant’s Termination of Service (the “Restricted Period”), the Participant shall not (i) in any capacity, solicit for employment, or recommend that another person solicit for employment, any person who is an active employee of the Company at the time of said solicitation or (ii) on behalf of the Participant, or any other person, firm or corporation, solicit for competitive purposes, directly or indirectly, any of the Company’s customers, clients, tenants, and business or joint venture partners with whom Participant had contact while working for the Company or any of its Affiliates. For purposes of this Section 4.3(a), the term “contact” shall mean engaging in any communication, whether written or oral, with the customer, client, tenant, supplier and business or joint venture partner or representative thereof that results or is reasonably expected to result in a material loss of existing business for the Company or any of its Affiliates. If Participant breaches this Section 4.3(a), the Restricted Period for non-solicitation shall not expire until Participant is out of breach for a period of one (1) year (or, if longer, the end of the Restricted Period). The Participant acknowledges that the provisions of this Section 4.3 are reasonable and shall be in addition to any similar provisions the Participant may have entered into with the Company or any of its Affiliates.

(b)     In the event the terms of this Section 4.3 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.]

Section 4.4     [Not a Contract of Employment.][No Right to Continued Service.] Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the [employ][service] of the Company or any of its Subsidiaries [or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without cause, except as may otherwise be provided by any written agreement entered into by and between the Company and the Participant].

Section 4.5     Governing Law. The laws of the State of New York shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 4.6     Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.7     Amendment, Suspension and Termination. The Award may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided, that, except as may otherwise be provided by the Plan, neither the amendment, suspension nor termination of this Agreement shall, without the consent of the Participant, alter or impair any rights or obligations under the Award.

Section 4.8     Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, electronic mail or facsimile addressed to the Participant to the Participant’s address, email address or facsimile number shown in the Company records, and to the Company at its principal executive office or the Secretary’s then-current email address or facsimile number.

Section 4.9     Electronic Communications. The Company and its Affiliates may choose to deliver any documents related to the Participant’s current or future participation in the Plan by electronic means. By accepting the Award, the Participant consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports and other related documents, including all materials required to be distributed pursuant to applicable securities laws. The Company has established procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan). The Participant consents to such procedures and agrees to participate in the Plan through an online or electronic system established and maintained by the Company, one of its Affiliates or a third party designated by the Company or any of its Affiliates. The Participant agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Participant understands that, unless earlier revoked by the Participant, this consent shall be effective for the duration of the Agreement and that he or she shall have the right at any time to request written copies of any and all materials referred to above.